Exhibit 10.2
                                                                   ------------



                                AMENDMENT TO THE
                              MEREDITH CORPORATION
                           1996 STOCK INCENTIVE PLAN
                          AND THE MEREDITH CORPORATION
               1993 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS


I, John S. Zieser, Secretary of Meredith Corporation (the "Corporation"), a corporation duly organized and existing under the laws of the State of Iowa, do hereby certify that the following is a true and correct copy of resolutions duly and legally adopted by the directors of said Corporation at a meeting held on January 28, 2001, and that said resolutions are still in full force and effect:

RESOLVED, that the MEREDITH CORPORATION 1996 STOCK INCENTIVE PLAN is hereby amended by restating Section 13 in its entirety as follows:

13. Adjustment Provisions.

(a) Except as provided in the immediately following sentence with respect to mergers, consolidations or combination of the Company with or into another corporation, in the event of any stock dividend, stock split, recapitalization, share combination, spin off, sale of all or substantially all of the assets, reorganization, or other change in corporate structure of the Company affecting the Common Stock, such equitable adjustment shall be made in the number and class of shares which may be delivered under the Plan (including the limits on stock options, stock appreciation rights and restricted stock), and in the number and class of and/or price of shares subject to outstanding stock options or stock appreciation rights so that the aggregate consideration payable to the Company and the value of each option and/or stock appreciation right shall not be changed. In the case of any merger, consolidation or combination of the Company with or into another corporation, other than a merger, consolidation or combination in which the Company is the continuing corporation and which does not result in the outstanding Common Stock being converted into or exchanged for different securities, cash or other property, or any combination thereof (an "Acquisition"):

  (I) any participant to whom a stock option has been granted under the Plan shall have the right (subject to the provisions of the Plan and any limitation applicable to such option) thereafter and during the term of such option, to receive upon exercise thereof the Acquisition Consideration receivable upon such Acquisition by a holder of the number of shares of Common Stock which might have been obtained upon exercise of such option or portion thereof, as the case may be, immediately prior to such Acquisition;

 (ii) any participant to whom a stock appreciation right has been granted under the Plan shall have the right (subject to the provisions of the Plan and any limitation applicable to such right) thereafter and during the term of such right to receive upon exercise thereof the difference between the aggregate fair market value on the applicable date (as set forth in such right) of the Acquisition Consideration receivable upon such Acquisition by a holder of the number of shares of Common Stock subject to such stock appreciation right, immediately prior to such Acquisition, and the aggregate option price of the related option or the aggregate fair market value on the date of the grant of the right, whichever is applicable; and

(iii) any participant to whom a performance share award has been granted under the Plan shall have the right (subject to the provisions of the Plan and any limitations applicable to such award) thereafter and during the term of such award to receive on the date set forth in such award, the Acquisition Consideration receivable upon such Acquisition by a holder of the number of shares of Common Stock which are covered by such award.

The term "Acquisition Consideration" shall mean the kind and amount of shares of the surviving or new corporation, cash, securities, evidence of indebtedness, other property or any combination thereof receivable in respect of one share of Common Stock of the Company upon consummation of an Acquisition.

RESOLVED FURTHER, that the MEREDITH CORPORATION 1993 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS is hereby amended by restating Section 11 in its entirety as follows:

11. Adjustment Provisions. Except as provided in the immediately following sentence with respect to the Common Stock being changed into another kind of stock or to securities of another corporation, in the event of any stock dividend, stock split, recapitalization, share combination, spin off, sale of all or substantially all of the assets, reorganization, or other change in corporate structure of the Company affecting the Common Stock, the total number of shares reserved for issuance under this Plan (Section 2), the number of options to be granted under this Plan (Section 4), the limitations on exercise (Section 6) and the number of shares covered by each outstanding option shall be adjusted so that the aggregate consideration payable to the Company and the value of each option shall not be changed. If, during the term of any option granted under this Plan, the Common Stock shall be changed into another kind of stock or into securities of another corporation, whether as a result of reorganization, sale, merger, consolidation, or other similar transaction, the Board of Directors of the Company shall cause adequate provision to be made whereby the Participants shall thereafter be entitled to receive, upon the due exercise of any outstanding options, the securities the Participants would have been entitled to receive immediately prior to the effective date of any such transaction for shares of Common Stock not theretofore purchased which could have been acquired through the exercise of such options.

RESOLVED FURTHER, that the foregoing sections will supersede any otherwise applicable anti-dilution provisions that exist in specific agreements between the Company and individual recipients under such plans.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Corporation this 28th day of January, 2001.

                                             MEREDITH CORPORATION

                                             By:  /s/ John S. Zieser
                                                 ------------------------
                                                 JOHN S. ZIESER
                                                 Secretary

[SEAL]